SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 24, 1996
                                 Date of Report
                        (Date of Earliest Event Reported)


                       Continental Waste Industries, Inc.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                  0-22602                    11-2909512
 (State of Incorporation)   (Commission File No.)           (IRS Employer
                                                       Identification Number)



                           67 Walnut Avenue, Suite 103
                             Clark, New Jersey 07066
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (908) 396-0018

Item 5.           Other Events.

     On April 11, 1996, Continental Waste Industries, Inc. (the "Company") entered into agreements to purchase all of the stock of Recycling Industries, Inc. and Statewide Environmental Contractors, Inc. and all of the assets of Lomac Realty. These three companies are all affiliated with each other, and all are engaged in the waste management business in central New Jersey and have combined revenues of approximately $13 million.

     The Company anticipates funding the purchase through a combination of cash plus notes and stock. The transactions are subject to completion of due diligence by the Company and New Jersey state regulatory approval.